UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2013

SILVER BULL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

925 West Georgia Street, Suite 1908 Vancouver, B.C. V6C 3L2		n/a
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  604-687-5800

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 2, 2013, Silver Bull Resources, Inc. (the “Company”) issued a press release announcing the filing of a National Instrument 43-101 (“NI 43-101”)-compliant technical report (the “Technical Report”) for the Sierra Mojada Project in Coahuila, Mexico that culminated in the Company updating its silver and zinc resource estimates. The press release dated May 2, 2013, is hereby being furnished to the Securities and Exchange Commission (“SEC”) as Exhibit 99.1 hereto.

On May 1, 2013, the Company filed the Technical Report titled “Technical Report on the Resources of the Silver-Zinc Sierra Mojada Project Coahuila, Mexico” dated April 30, 2013 with the securities regulatory authorities in Canada. The Technical Report is hereby being furnished to the SEC as Exhibit 99.2 hereto to satisfy the Company’s “public disclosure” obligations under Regulation FD under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Technical Report was prepared by JDS Energy & Mining Inc. (“JDS”) under the supervision of Allan Reeves, P.Geo., of JDS, and Gilles Arseneau, P. Geo., of SRK Consulting (Canada), Inc. (“SRK”), each Independent Qualified Persons pursuant to NI 43-101.

All mineral resources in the Technical Report have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the SEC Industry Guide 7 (“Guide 7”). NI 43-101 and Guide 7 standards are substantially different. The Technical Report uses the terms “Measured Mineral Resource,” “Indicated Mineral Resources” and “Inferred Mineral Resources.” These terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. U.S. investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into a higher category or into mineral reserves. U.S. investors are cautioned not to assume that any part or all of the Inferred Mineral Resource exists, or is economically or legally mineable. Also, disclosure of contained ounces is permitted under Canadian regulations; however the SEC generally requires mineral resource information to be reported as in-place tonnage and grade.

The information in this Item 7.01, including the information set forth in the Technical Report, are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

Mineralized Material Estimate

On April 30, 2013, JDS Energy & Mining Inc. (“JDS”) delivered a technical report (the “Technical Report”) on the mineralization at the Sierra Mojada Project in accordance with Canadian Securities Administrators’ National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”).  The Technical Report includes the silver and zinc mineralization in the area that has been referred to as the “Shallow Silver Zone” and the “Zinc Zones”.  The resource was estimated from 1,372 diamond drill holes, 25 reverse circulation drill holes, 9,025 channel samples and 2,345 long holes.  At a cutoff grade of 25 grams/tonne of silver for mineralized material, the Technical Report indicates mineralized material of 72.9 million tonnes at an average silver grade of 69.5 grams/tonne silver and an average zinc percentage of 1.50%. Mineralized material estimates do not include any amounts categorized as inferred resources.

Copies of the consents of JDS and SRK to disclose the results of the Technical Report are filed as Exhibits 23.1 and 23.2 to this report, respectively.

“Mineralized material” as used in this current report, although permissible under SEC’s Guide 7, does not indicate “reserves” by SEC standards. The Company cannot be certain that any part of the Sierra Mojada Project will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves.” Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
23.1	Consent of JDS Energy & Mining Inc. dated May 14, 2013
23.2	Consent of SRK Consulting (Canada), Inc., dated May 14, 2013
99.1*	Press Release of Silver Bull Resources, Inc., dated May 2, 2013
99.2*	Technical Report on the Resources of the Silver-Zinc Sierra Mojada Project Coahuila, Mexico, dated April 30, 2013

*	Exhibits 99.1 and 99.2, above, relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013

SILVER BULL RESOURCES, INC.

	By:	/s/ Sean Fallis
Sean Fallis
Chief Financial Officer